Exhibit 16.1


September  20, 2005



Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by One Link 4 Travel, Inc. (copy attached), which we understand will be filed with the United States Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K report of One Link 4 Travel, Inc. dated September 14, 2005. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,


/s/ Stonefield Josephson, Inc
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Stonefield Josephson, Inc.